Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES FOURTH QUARTER AND YEAR-END 2013 RESULTS

Conference Call and Webcast Scheduled for today at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, March 7, 2014 – Western Asset Mortgage Capital Corporation (NYSE: WMC) today reported net income for the fourth quarter ended December 31, 2013 of $20.8 million, or $0.83 per basic and diluted share.  Core earnings for the fourth quarter were $17.2 million, or $0.70 per basic and diluted share1. The Company also reported a net book value of $15.27 per share as of December 31, 2013, reflecting the $2.35 dividend declared on December 19, 2013 and paid on January 28, 2014, which consisted of $19.4 million in cash and 2.55 million shares in common stock.  As a result of the stock portion of the dividend, common shares outstanding increased from 24.30 million shares to 26.85 million shares.

FOURTH QUARTER 2013 HIGHLIGHTS

•                 Generated net income of $20.8 million, or $0.83 per basic and diluted share

o                Net income includes $13.4 million of net unrealized gains on MBS, $50.5 million of net realized losses on MBS, and $37.2 million of net gains on derivative instruments and linked transactions

•                 Generated core earnings of $17.2 million, or $0.70 per basic and diluted share1

•                 Declared a $2.35 per share cash and stock dividend for the quarter and year-end

•                 $15.27 per share net book value as of December 31, 20132

•                 Total Stockholders’ Equity of $410.1 million as of December 31, 2013

•                 Generated an economic return of 4.8%3

•                 3.61% weighted average portfolio yield on Agency and Non-Agency MBS, including IO securities accounted for as derivatives and “linked transactions” under GAAP1

•                 1.46% weighted average effective cost of financing on Agency and Non-Agency MBS, including swaps and linked transactions1

•                 2.15% weighted average net interest spread on Agency and Non-Agency MBS, including IO securities accounted for as derivatives and swaps1

•                 $2.9 billion investment portfolio fair value as of December 31, 2013

•                 Constant prepayment rate on its Agency RMBS portfolio of 5.0% for the quarter

•                 6.4x leverage (including borrowings on linked transactions) as of December 31, 2013

o                6.9x leverage when adjusted for net TBA position 1, 4

2013 HIGHLIGHTS

•                 Incurred a net loss of $27.9 million, or $1.19 per basic and diluted share

o                Net loss includes $160.1 million of net unrealized losses on MBS, $122.6 million of net realized losses on MBS, and $161.7 million of net gains on derivative instruments and linked transactions

•                 Generated core earnings of $82.7 million, or $3.39 per basic share and $3.38 per diluted share2

•                 Declared $5.10 per share in dividends consisting of cash and stock

•                 Since May 2012 IPO, generated a total economic return of approximately 13.6%3

FOURTH QUARTER 2013 RESULTS

For the fourth quarter ended December 31, 2013, the Company earned net income of $0.83 per basic and diluted share. During the period, the Company generated core earnings of $17.2 million, or $0.70 per basic and diluted share. Core earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) loss resulting from mark-to-market adjustments on derivative contracts; (iv) other loss on MBS; (v) non-cash stock-based compensation expense; and (vi) certain other non-cash charges.  Net interest income for the period was $24.1 million.

For the quarter ended December 31, 2013, the Company’s weighted average yield on its portfolio was 3.61%, including Agency and Non-Agency MBS, interest from Interest-Only securities accounted for as derivatives and linked transactions that occurred during the quarter. The Company’s effective cost of funds on its Agency and Non-Agency MBS financing (including the cost of interest rate swaps and linked transactions) was 1.46%. The annualized net interest spread on its portfolio was 2.15%, including Agency and Non-Agency MBS, interest from Interest-Only securities accounted for as derivatives and linked transactions, and taking into account the cost of the interest rate swaps. This compares with a weighted average yield of 3.42%, an effective cost of funds of 1.14%, and an annualized net interest spread of 2.28% for the quarter ended September 30, 2013.

CONSTANT PREPAYMENT RATES

1  Non – GAAP measure

2  December 31, 2013 book value per share reflects the $2.35 per share dividend, including the increase in the number of shares outstanding resulting from the stock portion of such dividend declaration.

3  Economic return is calculated by taking the sum of (i) the total dividends declared and (ii) the change in book value during the period and dividing by the beginning book value.

4  6.4x leverage calculation does not reflect net To-Be Announced (“TBA”) mortgage pass-through certificates position. As of December 31, 2013, the net long position in TBAs was $190 million in notional value.

The actual constant prepayment rate (“CPR”) for the Company’s Agency RMBS portfolio during the fourth quarter was 5.0% on an annualized basis, as compared to 5.3% for the third quarter of 2013.

“We are pleased with our fourth quarter and 2013 financial results in what was a very turbulent year for the U.S. mortgage markets. Our versatile approach to investing enabled us to navigate last year’s changing environment as we re-positioned our portfolio in light of increased interest rate and spread volatility. During the quarter, we generated strong core earnings and delivered an economic return on book value of 4.8%,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation. “Our strong relative performance since our IPO in May 2012 is the result of the hard work and dedication of the entire Western Asset structured products team. While the Fed’s activities continue to influence the mortgage markets, we remain focused on our objective of generating attractive risk-adjusted returns while at the same time protecting our book value.”

Anup Agarwal, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “For the quarter, we continued to shift our portfolio to include a higher proportion of Non-Agency MBS, increasing our Non-Agency MBS exposure from approximately 8% of the portfolio at September 30, 2013 to just under 15% of the portfolio at December 31, 2013, as we believe that they offer attractive relative value and are a good complement to our Agency MBS holdings. We believe that our active management style coupled with our disciplined approach to security selection will continue to serve us well in 2014.”

DIVIDEND

The Company declared a fourth quarter/year-end dividend on December 19, 2013 of $2.35 a share for each common share, payable in a combination of cash and stock, in order to satisfy REIT distribution requirements as well as reduce its undistributed taxable income from 2013.

The dividend was paid on January 28, 2014 and consisted of approximately $19.4 million in cash and the issuance of 2,548,784 additional shares of common stock. For stockholders who elected to receive the entire $2.35 per share dividend in stock, each stockholder received 0.1590 shares in newly issued common stock for each common share that they held as of the dividend record date. For stockholders who elected to receive the dividend in cash, or did not make an election, each stockholder received $0.9159 per share in cash and 0.0970 shares in newly issued common stock for each common share that they held as of the dividend record date.

The Company also announced the tax characteristics of its 2013 dividends.  The Company’s 2013 common stock dividends of $5.10 per share consisted of 100% ordinary income for federal income tax purposes.  Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions.

PORTFOLIO COMPOSITION

As of December 31, 2013, the Company owned an aggregate securities portfolio equaling $2.9 billion in market value, comprised of $1.69 billion of 30-year fixed-rate Agency RMBS (residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or sponsored entity), $503.0 million of 20-year fixed-rate Agency RMBS, $438.0 million of Non-Agency RMBS (including $79.7 million of linked transactions), $9.5 million of Agency and Non-Agency CMBS (commercial mortgage-backed securities),  $162.9 million of Agency RMBS interest-only and inverse interest-only strips, $109.2 million of Agency and Non-Agency interest-only and inverse interest-only strips accounted for as derivatives, and $16.5 million of Agency and Non-Agency CMBS interest-only and inverse interest-only strips.

The following table sets forth additional information regarding the Company’s portfolio as of December 31, 2013:

Portfolio

($ in millions)

Agency RMBS	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.5%	$1,024.7	$1,098.9	$1,013.2
	4.0%	$559.9	$617.8	$576.4
	5.5%	$84.3	$95.5	$94.6
	6.0%	$9.0	$10.0	$10.0
20-year fixed rate	3.0%	$365.9	$383.9	$361.9
	3.5%	$99.8	$106.2	$101.6
	4.0%	$38.3	$42.4	$39.5
Total Agency RMBS		$2,181.9	$2,354.7	$2,197.2
Non-Agency RMBS (inc. Linked Transactions)	5.1%	$526.0	$422.5	$430.5
Agency & Non-Agency CMBS	1.6%	$12.0	$8.6	$9.5
Agency RMBS IOs and IIOs	4.4%	N/A	$158.8	$162.9
Non-Agency IOs	5.2%	N/A	$7.4	$7.5
Agency and Non-Agency IOs and IIOs accounted for as derivatives	4.6%	N/A	N/A	$109.2
Agency & Non-Agency CMBS IOs and IIOs	0.8%	N/A	$16.7	$16.5
Total Agency and Non-Agency IOs and IIOs			$182.9	$296.1
Total Portfolio			$2,968.7	$2,933.3

PORTFOLIO FINANCING

At December 31, 2013, the Company financed its portfolio with $2.6 billion of borrowings, including $61.2 million of borrowings related to linked transactions, under master repurchase agreements with sixteen (16)  of our twenty (20) approved counterparties, bearing fixed interest rates with maturities between January 2014 and March 2014.

The Company has also entered into approximately $2.7 billion notional amount of pay-fixed interest rate swaps that have variable maturities between October 2014 and July 2034, and $127.0 million of pay-variable interest rate swaps that have variable maturities between October 2018 and August 2043.  As of December 31, 2013 approximately 17% of the notional amount of these positions is forward starting swaps (approximately 6.2 months forward). In addition, the Company has entered into approximately $2.2 billion notional amount of pay-fixed interest rate swaptions with swap terms that range between 7 and 10 years and have exercise expiration dates that range from May 2014 to October 2014. As of December 31, 2013, the Company has also entered into approximately $100.0 million notional amount of pay-variable interest rate swaptions with a swap term of 10 years and an exercise expiration date of May 2014.

The following tables set forth additional information regarding the Company’s portfolio financing as of December 31, 2013:

Financing as of December 31, 2013

($ in millions)

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$2,331.3	0.43%	28
Non-Agency RMBS	$230.3	1.71%	19
Agency and Non-Agency CMBS	$17.5	1.33%	58
Non-Agency Linked Transactions	$61.2	1.70%	63
Total	$2,640.3	0.54%	29

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of December 31, 2013:

Fixed Pay Rate Swap Transactions

($ in millions)

Remaining Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
1 year or less	$215.9	0.4%	0.8
> 1 year to 3 years	$179.1	0.5%	1.9
> 3 years to 5 years	$574.2	1.3%	4.4
> 5 years	$1,718.7	2.4%	10.8
Total Fixed Pay Rate	$2,687.9	1.9%	8.0

Variable Pay Rate Swap Transactions

($ in millions)

Remaining Term to Maturity	Notional Amount	Average Variable Pay Rate	Average Maturity (Years)
> 3 years to 5 years	$81.0	0.2%	4.8
> 5 years	$46.0	0.2%	24.1
Total	$127.0	0.2%	11.8

CONFERENCE CALL

The Company will host a conference call with a live webcast today at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the fourth quarter ended December 31, 2013.

Individuals interested in participating in the conference call may do so by dialing 888.317.6016 from the United States, or 412.317.6016 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

A telephone replay will be available through March 31, 2014 by dialing 877.344.7529 from the United States, or 412.317.0088 from outside the United States, and entering conference ID 10042049. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a REIT that invests primarily in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC). The Company also invests in residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity and commercial mortgage-backed securities. In the future, it may opportunistically invest in other asset-backed securities. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2012 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute  non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation

Balance Sheets

(in thousands—except share and per share data)

	December 31, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$48,525	$56,292
Mortgage-backed securities, at fair value ($2,816,183 and $5,043,824 pledged as collateral, at fair value, respectively)	2,853,587	5,212,581
Linked transaction, net, at fair value	18,559	-
Investment related receivable ($0 and $0 pledged as collateral, at fair value, respectively)	341	-
Accrued interest receivable	12,266	17,361
Due from counterparties	55,434	54,142
Derivative assets, at fair value	105,826	24,344
Other assets	339	244
Total Assets	$3,094,877	$5,364,964

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$2,579,067	$4,794,730
Accrued interest payable	12,534	6,561
Due to counterparties	65,861	-
Derivative liability, at fair value	4,673	4,771
Cash overdraft payable	-	5,666
Accounts payable and accrued expenses	1,353	988
Underwriting and offering costs payable	8	75
Payable to related party	1,842	1,924
Dividend payable	19,445	27,041
Total Liabilities	2,684,783	4,841,756

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 26,853,287 (including 2,548,784 shares declared as a stock dividend on December 19, 2013, issued on January 28, 2014) and 24,143,944 shares issued and outstanding, respectively	268	241
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	-	-
Additional paid-in capital	544,143	505,454
Retained earnings (accumulated deficit)	(134,317)	17,513
Total Stockholders’ Equity	410,094	523,208
Total Liabilities and Stockholders’ Equity	$3,094,877	$5,364,964

Western Asset Mortgage Capital Corporation

Statement of Operations

(in thousands—except share and per share data)

	For the three months ended December 31, 2013	For the three months ended December 31, 2012	For the year ended December 31, 2013	For the period from May 15, 2012 (commencement of operations) through December 31, 2012

Net Interest Income:
Interest income	$28,182	$33,248	$125,328	$53,318
Interest expense	4,043	5,434	18,019	8,094
Net Interest Income	24,139	27,814	107,309	45,224

Other Income (Loss):
Interest income on cash balances and other income	35	9	91	11
Realized gain (loss) on sale of Mortgage-backed securities and other securities, net	(46,827)	12,962	(110,712)	20,754
Other loss on Mortgage-backed securities	(3,694)	(1,767)	(11,858)	(3,206)
Unrealized gain (loss) on Mortgage-backed securities and other securities, net	13,408	(15,278)	(160,109)	13,930
Gain on linked transactions, net	179	-	4,137	-
Gain (loss) on derivative instruments, net	37,042	4,298	157,547	(13,106)
Other Income (Loss), net	143	224	(120,904)	18,383

Operating Expenses:
General and administrative (includes $263, $155, $1,087 and $367 non-cash stock based compensation, respectively)	1,684	1,292	6,446	3,197
Management fee – related party	1,843	1,924	7,814	3,133
Total Operating Expenses	3,527	3,216	14,260	6,330

Net income (loss) available to Common Stock and participating securities	$20,755	$24,822	$(27,855)	$57,277

Net income (loss) per Common Share – Basic	$0.83	$1.04	$(1.19)	$3.64
Net income (loss) per Common Share – Diluted	$0.83	$1.04	$(1.19)	$3.63

Western Asset Mortgage Capital Corporation

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

The table below summarizes the reconciliation from Net income (loss) to Core Earnings for the three months and year ended December 31, 2013, for the three months ended December 31, 2012 and for the period from May 15, 2012 (commencement of operations) through December 31, 2012:

(dollars in thousands)	For the three months ended December 31, 2013	For the three months ended December 31, 2012	For the Year ended December 31, 2013	For the period from May 15, 2012 (commencement of operations) through December 31, 2012
Net income (loss) – GAAP	$20,755	$24,822	$(27,855)	$57,277
Adjustments:

MBS and other securities:

Unrealized (gain) loss on MBS	(13,408)	15,278	160,109	(13,930)
Other loss on mortgage-backed securities	3,694	1,767	11,858	3,206
Realized (gain) loss on sale of MBS	46,827	(12,962)	110,712	(20,754)

Derivative Instruments:

Realized (gain) loss on termination of interest rate swaps	-	10,932	(65,305)	10,928
Realized (gain) loss on settlement of TBAs	(48)	-	1,499	-
Realized loss on expiration of option derivatives	-	-	925	-
Realized gain on sale of swaptions	-	-	(23,671)	-
Realized gain on sale of securities underlying linked transactions	-	-	(3,049)	-
Realized loss on Agency and Non-Agency Interest-Only Strips – accounted for as derivatives	1,025	820	1,124	820
Mark-to-market adjustments on interest rate swaps	(39,595)	(20,768)	(83,764)	(7,649)
Mark-to-market adjustments on interest rate swaptions	(1,553)	2,882	(4,733)	3,180
Mark-to-market adjustments on TBAs	2,083	(1,837)	3,009	(1,837)
Mark-to-market adjustments on linked transactions	(15)	-	56	-
Mark-to-market adjustments on derivative instruments	(2,839)	1,867	700	5,065
Non-cash stock-based compensation expense	263	155	1,087	367
Total adjustments	(3,566)	(1,866)	110,557	(20,604)
Core Earnings – Non-GAAP Financial Measure	$17,189	$22,956	$82,702	$36,673

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.70	$0.96	$3.39	$$2.33
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.70	$0.96	$3.38	$$2.32

Basic weighted average common shares and participating securities	24,670,202	23,843,944	24,374,025	15,718,711
Diluted weighted average common shares and participating securities	24,685,701	23,930,300	24,454,716	15,783,491

Reconciliation of Interest Income

(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only classified as derivatives and interest income on linked transactions (non-GAAP financial measure) for the three months and year ended December 31, 2013, for the three months ended December 31, 2012 and for the period from May 15, 2012 (commencement of operations) through December 31, 2012:

(in thousands)	For the three months ended December 31, 2013	For the three months ended December 31, 2012	For the Year ended December 31, 2013	For the period from May 15, 2012 (commencement of operations) through December 31, 2012
Coupon Interest	$37,125	$50,644	$177,472	$80,103
Premium accretion, discount amortization and amortization of basis, net	(8,943)	(17,396)	(52,144)	(26,785)
Interest Income	$28,182	$33,248	$125,328	$53,318

Contractual Interest income, net of amortization basis on Agency and Non-Agency Interest-Only and Interest Strips, classified as derivatives(1):
Coupon Interest	$8,305	$4,998	$28,273	$8.570
Amortization of basis (Non-GAAP Financial Measure)	(5,154)	(2,837)	(18,010)	(4,848)
Contractual Interest income, net of discount amortization on Linked Transactions (2):
Coupon Interest	580	-	869	-
Discount amortization	(371)	-	546	-
Subtotal	3,360	2,161	11,678	3,722
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives - Non-GAAP Financial Measure	$31,542	$35,409	$137,006	$57,040

(1)                Reported in gain (loss) on derivative instruments in the Statement of Operations.

(2)                Reported in gain (loss) on linked transactions in the Statement of Operations.

The following table reconciles the Effective Cost of Funds (non-GAAP financial measure) with interest expense for the three months and year ended December 31, 2013:

	For the three months ended December 31, 2013		For the Year ended December 31, 2013

(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$4,043	0.53%	$18,019	0.47%
Interest expense on linked transactions	45	1.67%	271	1.65%
Net interest paid - interest rate swaps	7,036	0.93%	22,932	0.61%
Effective Borrowing Costs - Non-GAAP Financial Measure	$11,124	1.46%	$41,222	1.08%
Weighted average repurchase borrowings(1)	3,013,162		3,821,925

(1)                Includes average repurchase borrowings under linked transactions.

The following table reconciles the Effective Cost of Funds (non-GAAP financial measure) with interest expense for the three months ended December 31, 2012 and for the period from May 15, 2012 (commencement of operations) through December 31, 2012:

	For the three months ended December 31, 2012		For the period from May 15, 2012 (commencement of operations) through December 31, 2012

(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$5,434	0.47%	$8,094	0.45%
Net interest paid - interest rate swaps	3,966	0.34%	6,321	0.35%
Effective Borrowing Costs - Non-GAAP Financial Measure	$9,400	0.81%	$14,415	0.80%
Weighted average repurchase borrowings	4,589,770		2,840,999